EXHIBIT 99.2

Octillion Shareholders to Receive Shares of MicroChannel Technologies on a one-for-one basis on August 22.

MicroChannel Technologies, a wholly owned subsidiary, will file registration statement with SEC to effect spin out of MicroChannel shares to Octillion Shareholders.

Vancouver, BC – August 8, 2007 – In order to effect the spin out by Octillion Corp of all of its shares of MicroChannel Technologies to Octillion shareholders of record on August 22, 2007, Octillion Corp. (Symbol: OCTL) today announced that MicroChannel Technologies Corporation  intends to file a registration statement with the Securities and Exchange Commission. The distribution of the MicroChannel shares to the Octillion shareholders will be completed as soon as practicable following the date on which the SEC declares the MicroChannel registration statement effective.

Each shareholder of Octillion as of record August 22 will receive one share of MicroChannel Technologies’ common stock for each share of Octillion owned by such shareholders as of the record date.

“This is a ‘win-win’ situation for our shareholders,” stated Mr. Harmel S. Rayat, Octillion’s President and CEO. “In addition to maintaining their current equity position in Octillion, all shareholders of record on August 22 will get another equivalent percentage equity interest in MicroChannel Technologies. The spin out will permit both of Octillion and MicroChannel Technologies to independently pursue the development of their respective technologies, without infringing on each others financial and management resources.”

“Following the spin out of its MicroChannel Technologies’ stock,” Mr. Rayat continued, “Octillion will continue its efforts in developing leading edge solar energy technologies, including the development of the first-of-its-kind transparent glass window capable of generating electricity, while MicroChannel Technologies, led by a management team headed by Dr. Kaiyo Nedd, will continue its research and development of proprietary nerve regeneration technologies.”

Although there is currently no trading market for the common stock of MicroChannel, and such a market may not develop or be sustained, MicroChannel intends to have its common stock quoted on the OTC Bulletin Board or the Pink sheets upon the effectiveness of its registration statement. In order to do this, a registered broker/dealer must file a Form 15c-211 to allow the broker/dealer to make a market in MicroChannel’s common stock. At the date hereof, MicroChannel has not discussed such a filing with any such broker/dealer and is not aware that any broker/dealer has any such intention. Therefore we cannot provide our shareholders with any assurance that MicroChannel’s common stock will be quoted for trading on the OTC Bulletin Board or a listing service or stock exchange, or if so quoted or listed, that a public trading market will develop.

Persons interested in receiving email alerts of ongoing press releases and financial filings of either Octillion Corp. or MicroChannel Technologies may elect to do so at www.octillioncorp.com/alerts.html.

MicroChannel Technologies Corporation

Under the auspices of Dr. Kaiyo Nedd, MicroChannel is developing technologies and products for peripheral and optic nerve damage and nerve regeneration, as well as potentially other innovative medical and health care technologies.  Dr. Nedd is a regarded speaker for the pharmaceutical industry and conducts a series of lectures to physicians on current therapeutic issues, as well as conducting leading edge clinical therapeutics research in HIV, diabetes and hypertension.

Along with being a practicing physician, Dr. Nedd is also a clinical teacher for foreign medical students. Dr. Nedd holds a Bachelor of Science degree (Cell Biology and Genetics) from the University of British Columbia and a Doctor of Medicine from Howard University in Washington, DC.

The research being performed by MicroChannel Technologies involves using a patented combination of physical, chemical and biological cues at the “cellular” level to facilitate peripheral nerve regeneration. This technology was co-invented by Dr. Surya Mallapragada, an Iowa State University scientist, named one of the world’s top 100 young innovators in 2002 by Technology Review, a technology magazine published by the Massachusetts Institute of Technology.

This methodology involves etching linear micro sized grooves onto a biodegradable substrate into which preferred cues, such as Schwann cells, stem cells and laminin, are added. The combination of micropatterned substrates and cues resulted in accelerated nerve elongation rates, and excellent nerve alignment along the substrate grooves, in in vitro studies and restored nerve functionality in animal studies. This technology has also resulted in the issuance of a US Patent entitled “Patterned Substrates and Methods for Nerve Regeneration” (US Patent # 6,676,675).

Additional research and animal studies were published in a peer-reviewed research paper entitled “Synergistic Effects of Micropatterned Biodegradable Conduits and Schwann Cells on Sciatic Nerve Regeneration” in the Journal of Neural Engineering. In this study, a 1 cm segment of rats’ sciatic nerves, which deliver nerve messages to the hind legs, were removed. After the initial surgery, the paws (toes) curled up completely and the animals were unable to walk.

The severed nerves were then surgically reconnected using micropatterned conduits pre-seeded with Schwann cells.  Over time, as motor skills were regained, the animal’s paw uncurled and the toes spread in order to support their weight. Though initially unable to walk, the rats started to regain use of their legs after three weeks and were able to function normally after six weeks.

This study demonstrated that biodegradable micropatterned conduits pre-seeded with Schwann cells that provide a combination of physical, chemical and biological guidance cues for regenerating axons at the cellular level offer a better alternative for repairing sciatic nerve transactions than conventional biodegradable conduits.

Due to the limited availability of Schwann cells, MicroChannel Technologies plans to conduct research to study the efficacy of using various types stem cell lines, which can differentiate preferentially to neurons and astrocytes (cells in the central nervous system).  Using a rat model, MicroChannel Technologies will conduct studies using conduits with micropatterned film inserts preseeded with various stem cells to promote sciatic nerve regeneration.  Contingent on the progress and success of these peripheral nerve studies using neural stem lines, MicroChannel Technologies will then expand the scope of research to include optic nerve regeneration.

Peripheral Nerve Damage

Peripheral nerve damage, as a result of a penetrating trauma (by way of accidents, fractures, lacerations, etc.) or an iatrogenic injury (e.g. unintended consequence of prostatectomy surgery) often leads to debilitating pain, and to the inability to move muscles or feel normal sensations.

Peripheral neuropathy, a general term referring to disorders of peripheral nerves that reportedly affects at least 20 million people in the United States. Peripheral neuropathy can be caused by nerve compression, entrapment, laceration, exposure to toxins and even certain types of diseases. For example, individuals with diabetes can, over time, have damage to nerves throughout the body, which may lead to numbness, pain and weakness in the hands, arms, feet, and legs. An estimated 50 percent of those with diabetes have some form of neuropathy. In fact, more than half of all lower limb amputations in the United States occur in people with diabetes, about 86,000 amputations per year.

Optic Nerve Damage

Optic nerve damage is often a result of traumatic injury and or retinal disorders. Many retinal disorders, such as diabetic retinopathy and age-related macular degeneration (AMD), are accompanied by damage to the retinal ganglion cells, a hallmark of many ophthalmic diseases, disrupting the transmission of signals from the optic nerve to the brain, resulting in loss of sight. Diabetes mellitus is reportedly the leading cause of loss of vision in Americans of working age (20-60 years old) and AMD is the leading cause of loss of vision in Americans over 60 years old.

About Octillion Corp.

Octillion Corp. is a technology incubator focused on the identification, acquisition, development and eventual commercialization of emerging solar energy and solar related technologies.

Among our current research and development activities is the development of a patent-pending technology that could adapt existing home and office glass windows into ones capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure.

The technological potential of adapting existing glass windows into ones capable of generating electricity from the sun’s solar energy has been made possible through a ground breaking discovery of an electrochemical and ultrasound process that produces identically sized (1 to 4 nanometers in diameter) highly luminescent nanoparticles of silicon that provide varying wavelengths of photoluminescence with high quantum down conversion efficiency of short wavelengths (50% to 60%).

When thin films of silicon nanoparticles are deposited (sprayed) onto silicon substrates, ultraviolet light is absorbed and converted into electrical current. With appropriate connections, the film acts as nanosilicon photovoltaic solar cells that convert solar radiation to electrical energy.

The process of producing silicon nanoparticles is supported by 10 issued US patents, 7 pending US patents, 2 issued foreign counterpart patents and 19 pending foreign counterpart patents.

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No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although Octillion Corp. (the “Company” or “Octillion”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Octillion will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The

U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.   The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.